SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 19, 2010
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On April 19, 2010, HOMI Europe S.A.R.L. (“HOMI Europe”), which is an indirectly held, wholly owned subsidiary of Hotel Outsource Management International, Inc. (“HOMI Inc.”), entered into a share sale agreement with Clevo Corporation S.A. (“Clevo”), which is a third party under the control of Mr. Geoffrey Wolf, a shareholder of  HOMI Inc.

Pursuant to this share sale agreement, HOMI Europe sold to Clevo 100% of the outstanding shares in HOMI - Hotel Outsource Management International (Deutschland) GmbH and 100% of the outstanding shares in HOMI Italia S.R.L., and also assigned to Clevo all of its rights to the shareholder loans which it has previously made to HOMI Italia S.R.L. The effective date for these transactions is April 30, 2010. The total purchase price to be paid by Clevo, for the shares and for the assignment of the shareholder loans, is $525,002.  As a result of this transaction, HOMI - Hotel Outsource Management International (Deutschland) GmbH and HOMI Italia S.R.L. shall cease to be affiliated to HOMI Inc.

HOMI - Hotel Outsource Management International (Deutschland) GmbH and HOMI Italia S.R.L. were until now wholly owned subsidiaries of HOMI Europe, which managed and operated minibar systems in one hotel in Germany, one hotel in Italy and three hotels in Malta.

 Item 9.01 –                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

10.01	Share Sale Agreement between HOMI Europe S.A.R.L. and Clevo Corporation S.A., dated April 19, 2010

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

April 21, 2010		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	CEO

Exhibit Index

Exhibit No.            Description of Exhibit

10.01	Share Sale Agreement between HOMI Europe S.A.R.L. and Clevo Corporation S.A., dated April 19, 2010